THE DAI-ICHI KANGYO BANK, LTD. New York Branch

CABLE ADDRESS “BANKDAIKAN”	1633 Broadway, 40th Floor New York, NY 1001048	PHONE: (212) 648-0300 FAX: (212) 649-0396

January 28, 2002 THE TALBOTS, INC. 175 Beal Street, Hingham, MA 02043 CONFIRMATION OF EXTENSION

Re:	Revolving Credit Agreement made as of January 25, 1994, First Amendment dated November 21, 1995, and Second Amendment dated April 18, 1996, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the “Agreement”)
Dear Sirs: We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated is January 28, 2004.

Very truly yours,

THE DAI-ICHI KANGYO BANK, LTD. NEW YORK BRANCH By: TAKASHI HORIE ————————————————— Takashi Horie Senior Vice President & Department Head
CC:	Mr. Katsuhiko Natori Aeon (U.S.A.), Inc.